[DRFS LOGO]                             Direct Response Financial Services, Inc.
                                                     2899 Agoura Road, Suite 115
                                                      Westlake Village, CA 91361
                                                            phone (818) 735-3726

                                February 24, 2005

Mr. Doyle Rose
c/o ROI Media Solutions, LLC
3232 Oakdell Lane
Studio City, CA  91604

Dear Doyle:

      In furtherance of the rights and obligations of Direct Card Services, LLC and ROI Media Solutions, LLC under that certain Memorandum of Understanding as amended on September 29, 2004, ("MOU") the parties confirm the following.

      (1) DCS confirms that upon receipt of funds from ROI as stated below in paragraph 7, DCS transfers all its rights under the MOU in the La Raza Bank Card Program, arising out of the Radio Marketing Agreement with Spanish Broadcasting Systems dated 3/16/04 to ROI. ROI shall thereafter have the right to administer the La Raza Bank Card Program and the sole right to any profits derived therefrom. ROI confirms that upon delivery of funds as stated below in paragraph 7, DCS shall retain any and all rights to the Power 92 Personal Advantage Media Card Program in Phoenix arising out of the Radio Marketing Agreement with Emmis Communications dated 2/27/04, and that DCS shall thereafter have the right to administer the Power 92 Personal Advantage Media Card Program in Phoenix and the sole right to any profits derived therefrom.

      (2) ROI confirms that upon delivery of funds as stated in paragraph 7, ROI assigns all its rights and interests in the InfoTouch Strategic Alliance Agreement to DCS. DCS confirms that the existence of such agreement in no way precludes ROI from entering into a separate agreement with InfoTouch for services.

      (3) DCS confirms that upon receipt of funds from ROI as stated in paragraph 7, DCS assigns all its rights and interests in the Entravision Radio Marketing Agreement to ROI. ROI confirms that the existence of such agreement in no way precludes DCS from entering into a separate agreement with Entravision for services.

Mr. Doyle Rose
February 24, 2005
Page 2 of 2


      (4) DCS agrees that upon receipt of funds as stated in paragraph 7, it agrees to defend, indemnify and hold harmless ROI and its affiliates, officers, directors, shareholders, employees, partners, attorneys, agents and representatives from and against all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses arising out of, resulting from or related in any way whatsoever to DCS's obligations under the Power 92 Personal Advantage Media Card Program in Phoenix.

      (5) ROI agrees that upon delivery of funds as stated in paragraph 7, it agrees to defend, indemnify and hold harmless Direct Response Financial Services, Inc., DCS and their affiliates, officers, directors, shareholders, employees, partners, attorneys, agents and representatives from and against all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses arising out of, resulting from or related in any way whatsoever to ROI's obligations under the La Raza Bank Card Program.

      (6) DCS and ROI confirm that any and all other contracts not mentioned herein that are shared between DCS and ROI (including, but not limited to agreements with Q-Comm and Atrana Solutions) will be dissolved through notification to the third party vendor, with the understanding that it is the intention of both DCS and ROI to enter into separate written agreements with the third party vendors.

      (7) Under the MOU, the parties have agreed that DCS's approved expenses related to the La Raza Bank Card Program total $144,121.28, and that ROI's approved expenses related to the Power 92 Personal Advantage Media Card Program in Phoenix total $26,356.62. (see Schedule A attached) Accordingly, the balance due to DCS from ROI totals $117,764.66. ROI agrees that it will forward such funds to Direct Response Financial Services, Inc. via wire transfer as soon as practicable according to the terms of the amended MOU. Wire instructions are as follows -

         Account Name:     Direct Response Financial Services, Inc.
         Account Number:   200948503            Routing Number: 322271724
         Bank Address:     Citibank (West) FSB, Westlake Financial Center
                           974 S. Westlake Blvd.
                           Westlake Village, CA  91361
                           Phone 805-379-3288

      (8) If the payment referenced in paragraph 7 above is not delivered by March 1, 2005, ROI is to include an additional $6,250.00 for Optimum Pay monthly charges for the month of March, 2005, for a total payment due of $124,014.66.

Mr. Doyle Rose
February 24, 2005
Page 3 of 3

      Please execute below where indicated to acknowledge your agreement with the above.

                                    Sincerely,

                                    /s/ Douglas R. Hume

                                    Direct Response Financial Services, Inc
                                    Douglas R. Hume, General Counsel



AGREED AND ACCEPTED:                ROI Media Solutions, LLC


Dated:___________________
                                    By:  /s/ Doyle Rose
                                         -------------------------------------
                                         Doyle Rose, Managing Member


                                    Direct Card Services, LLC


Dated:___________________           By:  /s/ T. Randolph Catanese
                                         -------------------------------------
                                         T. Randolph Catanese, Managing Member